Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “First Amendment”), dated as of May 9, 2013, is entered into by and between Crumbs Bake Shop, Inc., a Delaware corporation with offices located at 110 West 40th Street, Suite 2100, New York, New York 10018 (the “Company”), and Michael Serruya (the “Buyer”).

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of April 29, 2013 (the “Purchase Agreement”), which, subject to various conditions contained therein, obligates the Company to sell and issue, and the Buyer to purchase, up to $10,000,000 in aggregate principal amount of the Company’s senior convertible notes (“Notes”), subject to the Buyer’s right to assign any or all of his purchase rights thereunder to one or more Buyer Assignees upon the execution and delivery of Assignment Documents;

WHEREAS, Section 4(t) of the Purchase Agreement provides that, for so long as Michael Serruya holds any Notes, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is required to nominate the Designated Nominee for election to the Board at each annual meeting of the Company’s stockholders and the Board is obligated to recommend such election to the Company’s stockholders;

WHEREAS, the rules and regulations of the Principal Market permit the Purchase Agreement to provide for such a nomination right, so long as voting rights of existing stockholders are not disparately reduced or restricted (the “Voting Rights Rule”);

WHEREAS, the Buyer has not assigned any of his purchase rights under the Purchase Agreement, and no Notes have been sold or issued pursuant to the Purchase Agreement; and

WHEREAS, the Company and the Buyer desire to amend the Purchase Agreement to ensure that the Purchase Agreement complies with the Voting Rights Rule.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree to amend the Purchase Agreement as follows:

1.                   Definitions. Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

2.                   Amendment of the Nomination Obligations. The Purchase Agreement is hereby amended by deleting paragraph (t) of Section 4 in its entirety and substituting the following in lieu thereof:

(t)                  Board Representation. For so long as (i) Michael Serruya, any of his family members or any of his or their respective affiliates (collectively, the “Serruya Group”) (A) is a holder of a Note issued hereunder and (B) beneficially owns (as defined for purposes of Rule 13d-3 of the 1934 Act) in excess of 1.0% of the Common Stock of the Company, and (ii) the Serruya Group and the Buyer Assignees, in the aggregate, beneficially own (as defined for purposes of Rule 13d-3 of the 1934 Act) in excess of 5.0% of the Common Stock of the Company (the “Representation Period”), the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company’s Board shall nominate a Designated Nominee (as defined below) for election to the Board at each meeting of the Company’s stockholders held during the Representation Period at which directors are to be elected, commencing with the Company’s annual meeting of stockholders currently scheduled to be held in June 2013 (the “2013 Annual Meeting”), and the Board shall recommend to the stockholders that such Designated Nominee be so elected at such meeting (collectively, the “Nomination Obligations”).  The Board shall take all such actions necessary during the Representation Period to ensure that the size of the Board is large enough to accommodate the Designated Nominee’s election to the Board as a director of the Company.  The Nomination Obligations are subject to the following conditions: (1) the Designated Nominee’s satisfaction of all legal and governance requirements regarding the Designated Nominee’s service as a director of the Company and (2) the fiduciary duties imposed on the directors of the Company by the Nomination Obligations. “Designated Nominee” means a person designated by Michael Serruya (x) who is able to satisfy all such legal and governance requirements and (y) the nomination and recommendation of whom would not cause the Nominating Committee or the Board, respectively, to breach such fiduciary duty (collectively, the “Director Qualifications”). Notwithstanding the foregoing, if the timing of the Closing at which Michael Serruya first purchases a Note makes it impracticable for the Company to prepare and file with the SEC, on or before April 30, 2013, a definitive proxy statement containing the information regarding the Designated Nominee that is required to be disclosed therein pursuant to the SEC’s Schedule 14A or the Designated Nominee fails to timely provide the Company with all information needed to prepare and file such definitive proxy statement by April 30, 2013 that it may reasonably request from the Designated Nominee, then, subject to Director Nominee’s satisfaction of the Director Qualifications and the other conditions of this Section 4(t), then the Nominating Committee shall recommend for election, and the Board shall elect, the Designated Nominee to the Board as soon as is reasonably practicable following the 2013 Annual Meeting to serve until the next annual meeting of stockholders at which directors are elected and until his or her successor is duly elected and qualifies and the Nomination Obligations shall commence with such next annual meeting. For purposes of this paragraph (t), the term “affiliate” shall have the meaning given such term in Rule 405 promulgated under the 1933 Act.

3.                   Ratification of Terms. Each of the parties hereto ratifies and confirms the Purchase Agreement, as hereby amended, and agrees that the Purchase Agreement is and shall remain in full force and effect except to the extent amended hereby. Each of the parties hereto further agrees that this First Amendment is an amendment within the meaning of Section 9(e) of the Purchase Agreement and complies with the terms and provisions thereof, and that, once executed and delivered by the parties hereto, shall be incorporated into and constitute a part of the Purchase Agreement.

4.                   Counterparts. This First Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.                   Headings; Gender. The headings of this First Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this First Amendment or the Purchase Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire First Amendment instead of just the provision in which they are found.

[signature pages follow]

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IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to be duly executed as of the date first written above.

COMPANY:

CRUMBS BAKE SHOP, INC.

By:	/s/ John D. Ireland
Name:	John D. Ireland
Title:	Senior Vice President and Chief Financial Officer

BUYER:

/s/ Michael Serruya
Michael Serruya

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